                                                                   EXHIBIT 99.2


REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS OF VALTRA INC.

We have audited the combined balance sheets of Valtra Group as of December 31, 2001, June 30, 2002 and December 31, 2002 and the related combined statements of operations and combined statements of cash flows for the years ended December 31, 2000 and 2001 and the periods from January 1, 2002 to June 30, 2002 (Predecessor) and from July 1, 2002 to December 31, 2002 (Successor). These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Finland and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Valtra Group as of December 31, 2001, June 30, 2002 and December 31, 2002, and the combined results of their operations and their cash flows for the years ended December 31, 2000 and 2001 and the periods from January 1, 2002 to June 30, 2002 and from July 1, 2002 to December 31, 2002 in conformity with accounting principles generally accepted in Finland.

Accounting principles generally accepted in Finland vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 18 to the combined financial statements.


Helsinki, Finland

29 December, 2003

KPMG WIDERI OY AB


/s/ Solveig Tornroos-Huhtamaki
Authorized Public Accountant

                                  VALTRA GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                         (AMOUNTS IN MILLIONS OF EURO)


                                                        SUCCESSOR                             PREDECESSOR
                                                     ------------------------------------------------------------------
                                                     PERIOD FROM JULY 1   |   PERIOD FROM
                                                      TO DECEMBER 31      |  JANUARY 1 TO        YEAR ENDED DECEMBER 31,
                                            NOTES          2002           |  JUNE 30, 2002        2001             2000
                                            ------------------------------|---------------------------------------------
Net sales                                     2            379,4          |    382,3              685,5          671,1
Cost of goods sold                                        (308,9)         |   (315,4)            (563,3)        (553,0)
                                                                          |
Gross profit                                                70,5          |     66,9              122,2          118,1
                                                                          |
    Selling and marketing expenses                         (31,2)         |    (30,7)             (63,3)         (55,3)
    Research and development expenses                       (5,4)         |     (6,8)             (13,3)         (11,8)
    Administration expenses                                 (9,6)         |     (9,6)             (19,0)         (18,1)
    Other operating income                    5              1,2          |      2,1                1,6            7,3
    Other operating expenses                  5             (1,3)         |     (1,5)              (2,3)          (6,9)
                                                          ------          |   ------             ------         ------
    Total                                                  (46,3)         |    (46,5)             (96,3)         (84,8)
                                                          ------          |   ------             ------         ------
                                                                          |
Operating profit                                            24,2          |     20,4               25,9           33,3
                                                                          |
Equity in income (loss) of                                                |
  associated companies                                       0,1          |    (0,1)               (0,3)            --
                                                                          |
Financial items                                                           |
    Other interest income                                    0,4          |      0,3                0,9            0,9
    Interest expenses                                       (2,6)         |     (2,3)              (7,2)          (7,8)
    Other financial items                     6             (0,2)         |     (1,0)              (1,0)          (0,1)
                                                          ------          |   ------             ------         ------
    Total                                                   (2,4)         |     (3,0)              (7,3)          (7,0)
                                                          ------          |   ------             ------         ------
                                                                          |
Profit after financial items                                21,9          |     17,3               18,3           26,3
                                                                          |
Extraordinary items                                                       |
    Group contributions paid                               (24,7)         |       --              (13,6)         (26,7)
                                                                          |
Profit before appropriations and taxes                      (2,8)         |     17,3                4,7           (0,4)
                                                                          |
Change in deferred taxes                      7             (1,4)         |      0,2                4,8            2,1
Direct taxes                                  7             (2,2)         |     (4,2)              (4,8)          (2,0)
                                                          ------          |   ------             ------         ------
                                                                          |
NET INCOME/(LOSS) FOR THE PERIOD                            (6,4)         |     13,3                4,7           (0,3)
                                                          ======          |   ======             ======         ======


         See accompanying notes to the combined financial statements.

                                  VALTRA GROUP
                            COMBINED BALANCE SHEETS
                         (AMOUNTS IN MILLIONS OF EURO)


                                                                                SUCCESSOR             PREDECESSOR
                                                                               ------------------------------------------
                                                                                   AT         |     AT             AT
                                                                               DECEMBER 31,   |   JUNE 30,    DECEMBER 31,
                                                            NOTES                 2002        |    2002          2001
                                                            ----------------------------------|---------------------------
ASSETS                                                                                        |
FIXED ASSETS AND OTHER LONG-TERM INVESTMENTS                                                  |
   Intangible assets                                                                          |
      Other capitalised expenditure                           8                    1,2        |      1,6         2,2
                                                                                              |
   Tangible assets                                                                            |
      Land                                                    8                    1,4        |      2,2         2,7
      Buildings and constructions                             8                   20,1        |     20,1        23,2
      Machinery and equipment                                 8                   30,3        |     28,3        32,7
      Other tangible assets                                   8                    0,1        |      0,1         0,2
      Advance payments and construction in progress           8                    5,0        |      6,1         4,6
                                                                                 -----        |    -----       -----
      Total                                                                       56,9        |     56,8        63,4
                                                                                 -----        |    -----       -----
   Investments                                                                                |
      Investments in equity method investees                 8,9                   1,6        |      1,5         1,5
      Other shares and participations                        8,9                   0,1        |      0,3         0,2
      Long-term loan receivables                              10                   1,6        |      1,0         0,9
                                                                                 -----        |    -----       -----
      Total                                                                        3,3        |      2,8         2,6
                                                                                 -----        |    -----       -----
                                                                                              |
Total fixed assets and long-term investments                                      61,4        |     61,2        68,2
                                                                                 -----        |    -----       -----
Current assets                                                                                |
   Inventories                                                                                |
      Materials and supplies                                                      32,6        |     30,5        29,2
      Work in progress                                                             5,6        |     11,1         4,4
      Finished goods                                                              60,7        |     57,8        50,0
                                                                                 -----        |    -----       -----
      Total                                                                       98,9        |     99,4        83,6
                                                                                 -----        |    -----       -----
                                                                                              |
   Receivables                                                                                |
      Accounts receivable                                                         76,3        |     89,4        98,2
      Loan receivables                                        10                  74,3        |       --          --
      Other receivables                                       10                   4,0        |       --          --
      Deferred tax assets                                     7                    6,5        |      7,9         7,7
      Prepaid expenses and accrued income                     10                  18,1        |     21,9        17,6
                                                                                 -----        |    -----       -----
      Total                                                                      179,2        |    119,2       123,5
                                                                                 -----        |    -----       -----
                                                                                              |
   Cash and bank balances                                                         30,3        |     18,2        24,8
                                                                                 -----        |    -----       -----
                                                                                              |
Total current assets                                                             308,4        |    236,8       231,9
                                                                                              |
TOTAL ASSETS                                                                     369,8        |    298,0       300,1
                                                                                 =====        |    =====       =====


         See accompanying notes to the combined financial statements.

                                                           SUCCESSOR           PREDECESSOR
                                                          ----------------------------------------
                                                              AT        |    AT            AT
                                                          DECEMBER 31,  |  JUNE 30,    DECEMBER 31,
                                                  NOTES      2002       |   2002          2001
                                                  ----------------------|--------------------------
SHAREHOLDERS' EQUITY AND LIABILITIES                                    |
Shareholders' equity                                                    |
       Share capital                               11         43,6      |    43,6          43,6
       Share premium account                       11         54,7      |    54,7          54,7
       Retained earnings (deficit)                 11        (44,7)     |   (48,3)        (34,8)
       Net income for the period                              (6,4)     |    13,3           4,7
                                                             -----      |   -----         -----
Total shareholders' equity                                    47,2      |    63,3          68,2
                                                             -----      |   -----         -----
Liabilities                                                             |
    Long-term                                                           |
       Loans from financial institutions           12           --      |      --           0,1
       Other interest-bearing liabilities          12         75,1      |    45,4          37,9
       Other non interest-bearing liabilities      12          1,4      |     0,8           0,8
       Deferred tax liability                       7          0,1      |     0,1           0,1
                                                             -----      |   -----         -----
       Total                                       13         76,6      |    46,3          38,9
                                                             -----      |   -----         -----
                                                                        |
    Current                                                             |
       Other interest-bearing liabilities          13         91,3      |    57,9          63,9
       Advances received                           14          3,9      |     0,3           4,6
       Accounts payable                            14         59,0      |    70,3          54,3
       Accrued expenses and deferred income      14, 15       91,8      |    59,9          70,2
                                                             -----      |   -----         -----
       Total                                                 246,0      |   188,4         193,0
                                                             -----      |   -----         -----
                                                                        |
Total liabilities                                            322,6      |   234,7         231,9
                                                             -----      |   -----         -----
                                                                        |
TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES                   369,8      |   298,0         300,1
                                                             =====      |   =====         =====


         See accompanying notes to the combined financial statements.

                                  VALTRA GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                         (AMOUNTS IN MILLIONS OF EURO)


                                                                   SUCCESSOR                      PREDECESSOR
                                                               --------------------------------------------------------------
                                                               PERIOD FROM JULY 1  | PERIOD FROM
                                                                 TO DECEMBER 31    | JANUARY 1 TO      YEAR ENDED DECEMBER 31,
                                                                      2002         | JUNE 30, 2002      2001           2000
                                                               --------------------|------------------------------------------
                                                                                   |
CASH FLOWS FROM OPERATING ACTIVITIES:                                              |
  Net profit before taxation, and extraordinary item                  21,9         |      17,3          18,3            26,3
  Adjustments for:                                                                 |
  Depreciation                                                         5,1         |       5,8          11,1            11,2
  Financial items                                                      2,2         |       3,1           7,7             7,0
  Investment income                                                     --         |        --           0,1             0,1
                                                                     -----         |      ----         -----           -----
                                                                                   |
Cash generated from operations before change in                                    |
  net working capital                                                 29,2         |      26,2          37,2            44,6
                                                                     -----         |      ----         -----           -----
                                                                                   |
CHANGE IN NET WORKING CAPITAL:                                                     |
  (Increase) / decrease in trade and other receivables                17,4         |      (9,7)         (0,3)           (4,9)
  (Increase) / decrease in inventories                                (0,4)        |     (18,1)         (7,0)            9,2
  (Decrease) / increase in trade payables                             (9,1)        |      17,0          18,9            11,7
                                                                     -----         |      ----         -----           -----
Cash generated from operations                                        37,1         |      15,4          48,8            60,6
                                                                     -----         |      ----         -----           -----
                                                                                   |
  Interest paid                                                       (3,7)        |      (3,8)         (8,1)           (8,4)
  Interest received                                                    0,1         |        --           0,9             1,0
  Income taxes paid                                                   (1,9)        |      (0,7)         (8,1)           (0,7)
                                                                     -----         |      ----         -----           -----
NET CASH FROM OPERATING ACTIVITIES                                    31,6         |      10,9          33,5            52,5
                                                                     -----         |      ----         -----           -----
CASH FLOWS FROM INVESTING ACTIVITIES:                                              |
  Purchase of property, plant and equipment                           (9,1)        |      (5,2)        (15,0)          (13,9)
  Proceeds from sale of property, plant and equipment                  0,7         |        --           0,3             0,4
                                                                     -----         |      ----         -----           -----
NET CASH USED IN INVESTING ACTIVITIES                                 (8,4)        |      (5,2)        (14,7)          (13,5)
                                                                     -----         |      ----         -----           -----
CASH FLOWS FROM FINANCING ACTIVITIES:                                              |
  Proceeds from long-term borrowings                                    --         |       7,3          21,2             0,1
  Payment of long-term borrowings                                    (44,5)        |        --         (15,2)          (15,1)
  Proceeds from short-term loans                                      33,4         |        --          10,9             1,9
  Payment of short-term loans                                           --         |      (6,0)           --              --
  Paid group contributions                                              --         |     (13,6)        (26,7)          (25,9)
                                                                     -----         |      ----         -----           -----
NET CASH USED IN FINANCING ACTIVITIES                                (11,1)        |     (12,3)         (9,8)          (39,0)
                                                                     -----         |      ----         -----           -----
                                                                                   |
NET INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS                12,1         |      (6,6)          9,0             0,0
                                                                     =====         |      ====         =====           =====

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD                  18,2               24,8          15,8            15,8
CASH AND CASH EQUIVALENTS AT END OF PERIOD                            30,3               18,2          24,8            15,8


         See accompanying notes to the combined financial statements.

                                  VALTRA GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS

         Valtra Group ("Valtra" and "Group") is owned by KONE Corporation, a publicly listed company in Finland ("KONE") and develops, manufactures and sells tractors and diesel engines for off-road vehicles. Valtra provides its customers the opportunity to order a tractor, which is produced according to the end customer's specification at the factory, with a large number of options, accessories and different colors. The tractors are sold in most of the markets using dealer networks. However, in certain markets, Valtra has its own direct sales force, which has the authority to accept trade-in tractors and sell them. Spare parts sales are also part of Valtra's business. Service of tractors is handled by the dealers and, in the case of direct sales, mainly by third party service contractors. In most of the markets, sales financing is offered to the end customers. In some markets, sales financing is also offered to dealers. Independent third party finance companies provide these financing services to customers.

         KONE has signed an agreement to sell the Valtra Group to AGCO Corporation. The transaction is expected to close in the first quarter of 2004.

BASIS OF PREPARATION

         The combined financial statements of Valtra have been prepared in conformity with accounting principles generally accepted in Finland ("Finnish GAAP"). Finnish GAAP differs in certain significant respects from accounting principles generally accepted in the United States of America ("US GAAP"). Information relating to the nature and effect of such differences is presented in Note 18.

The preparation of the combined financial statements in conformity with Finnish GAAP requires the Group's management to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, valuation allowances for receivables, inventories, deferred income tax assets, valuation of derivative instruments and assets and obligations related to employee benefits. Actual results could differ from those estimates.

PRINCIPLES OF COMBINATION

         The legal structure for Valtra Group differs in certain respects from the combined group shown in these financial statements. Finnish GAAP does not have specific rules for combination. The combination is prepared to generally present the historical financial statements of the combined businesses to be acquired, and does not necessarily reflect the legal organization of Valtra Group. The combined financial statements include the financial statements of Valtra Oy, a company registered in Finland, and its greater than 50 % owned subsidiaries as well as Valtra USA, Inc. and Partek Holding, Inc., collectively the "Group". Valtra USA, Inc. and Partek Holding, Inc. are companies managed and operated by Valtra and they are under common control of KONE. During 2002, KONE acquired Partek Corporation, a publicly listed company in Finland ("Partek"), the owner of Valtra, in a business combination accounted for as purchase. Accordingly, the financial statements before and after the acquisition may not be comparable in all material respects. A vertical black line has been inserted to distinguish between the Predecessor (before KONE acquisition) and Successor Companies (after KONE acquisition).

         The Group's combined financial statements are prepared by combining the assets, liabilities and results of operations of companies listed in note 9 as these companies are managed and operated on a combined basis.

         All inter company transactions have been eliminated in combination. The difference between the acquisition cost of the shares of a subsidiary and the equity at the time of acquisition is allocated to fixed assets to the extent that their current value exceeds the book value. In this calculation, appropriations, net of tax, are included in equity. The excess value allocated to fixed assets is depreciated according to the depreciation plan of the underlying fixed asset item. The remaining difference is carried as goodwill, which is amortized over its expected useful life, 5-20 years.

         Entities in which the Group owns less that 50 % (note 9) but have significant influence are accounted for by the equity method in the combined financial statements.

TRANSACTIONS DENOMINATED IN FOREIGN CURRENCIES

         Foreign currency transactions are recorded at the exchange rates prevailing at the time of transaction. At the end of the accounting period receivables and liabilities are translated at the rates prevailing on the balance sheet date. Exchange rate differences related to sales and purchases are treated as adjustments to the underlying items. Exchange rate gains and losses associated with financing are entered as net amount under financial income and expenses.

         The reporting currency of the Group is Euro, which is also the functional currency of the parent company. The income statements of foreign subsidiaries are translated at the average exchange rates for the accounting period, and the balance sheets are translated at the closing rate on the balance sheet date. All translation differences arising from the combination of foreign subsidiaries and associated companies are credited or charged directly to retained earnings in the combined financial statements.

DERIVATIVE FINANCIAL INSTRUMENTS

         The business operations of the Group give rise to certain exposures related to currency exchange rates. These risks are managed to minimize their impact on the Group's profitability and financial position.

         The Group considers its derivative financial instruments to be a hedge when certain criteria are met.

         For a non-Euro currency derivative instrument to qualify as a hedge, the instrument must be related to a non-Euro currency asset, liability, or commitment, or a portfolio of assets, liabilities and commitments, the characteristics of which have been identified; involve the same currency as the hedged item; and reduce the exposure to the risk of non-Euro currency exchange movements on the Group's operations.

         Gains and losses on forward exchange contracts and currency swaps that are designated and effective as hedges are deferred and recognized in income or as adjustments of carrying amounts when the hedged transaction occurs. The interest component determined at the inception of the contract is accrued as interest income and expense over the contract term.

         The Group does not use derivative financial instruments for speculative purposes.

REVENUE RECOGNITION

         Sales are recorded upon delivery of products or performance of services. Net sales consist of gross sales revenues reduced by certain items including indirect sales taxes and sales discounts. The Group estimates and records provisions for cash discounts, quantity rebates, sales returns and allowances and original warranties in the period the sale is reported based on its historical experience. The Group has guaranteed certain financing arrangements between end customer and financial institutions. The revenues have been recognized and a provision for expected future guarantee losses has been set up based on historical experience.

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consist of cash on hand and balances with banks and highly liquid short-term investments. For purposes of the combined statement of cash flows, the Group considers all highly liquid investments to be cash equivalents.

ACCOUNTS RECEIVABLE

         Accounts receivable are recorded at historical cost, less a provision for doubtful accounts. Management considers current information and events regarding the debtors' ability to repay their obligations, and makes a provision against amounts due when it is probable that the full amount will not be collected.

INVENTORIES

         Inventories are stated at the lower of cost or net realizable value using the first-in, first out method. The cost of inventories includes a proportionate share of overhead arising from the purchase and production of the goods. Cost includes direct manufacturing, labor and materials, variable overhead and full absorption of manufacturing overhead.

IMPAIRMENT OF FIXED ASSETS

         Impairment of property, plant and equipment and other tangible assets is recognized if the estimated future cash flows generated by the fixed asset is expected to be permanently lower than the historical cost, net of depreciation. The amount of impairment is calculated as the difference between the estimated future revenue generated and the historical cost, net of depreciation and recorded as an expense. Fixed assets may be revalued upwards to recover amounts previously recorded as impairment.

INTANGIBLE ASSETS

         Other intangibles assets include capitalized expenditures related primarily to software licensees and leasehold improvements and are amortized over 3 to 10 years.

FIXED ASSETS AND DEPRECIATION

         Property, plant and equipment are stated at the historical cost less accumulated depreciation. Depreciation on plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets according to plan as follows:


        Buildings........................................     15-40 years
        Machinery and equipment..........................     3-10 years
        Other tangible assets............................     5-30 years


         Gains and losses on the disposal of fixed assets are included in operating income and expenses or in extraordinary items, depending on the nature of the transaction.

LONG-TERM INVESTMENTS

         Long-term investments include investments, which are recorded at their historical cost less impairment of permanent decreases in value.

LEASING

         Operating and financial lease payments are treated as rentals. Annual leasing charges on the basis of existing leasing agreements are shown in the notes.

RESEARCH AND DEVELOPMENT

         Research and development costs are expensed in the financial period during which they have been incurred.

WARRANTY COSTS

         The estimated warranty costs on goods delivered to customers are charged to earnings and included in accrued expenses in the balance sheet.

PENSION ARRANGEMENTS

         Statutory and supplementary pension obligations in Finland are covered through a compulsory pension insurance policy. Payments to pension insurance institutions are recorded in amounts determined by the insurance institutions according to certain prescribed actuarial assumptions and other rulings pursuant to the Finnish Employees' Act. Group companies outside of Finland have pension obligations arranged and pension liabilities recorded in accordance with the local regulations and practice. Costs of pensions are recorded as they are earned. Changes in uncovered pension liabilities are entered in the income statement. The pension liability is included in the balance sheet.

INCOME TAXES

         Income taxes in the income statement include taxes of the Group companies for the financial period, calculated in accordance with local regulations, as well as adjustments to prior year taxes and deferred taxes. Deferred tax assets and liabilities are determined for temporary differences arising between the tax basis of assets and liabilities and their carrying values for financial reporting purposes. Currently enacted tax rate is used in determination of deferred tax income. The balance sheet includes all deferred tax liabilities and the probable realizable amount of deferred tax assets. No deferred tax liability is recognized for undistributed earnings of subsidiaries.

EXTRAORDINARY ITEMS

         Extraordinary items include group contributions. For tax purposes in Finland, profits and losses of companies within a group are combined through group contributions. Group contributions are treated as an expense for the contribution provider and as income for the beneficiary.

APPROPRIATIONS

         Appropriations comprise voluntary provisions and the temporary differences related to the depreciation of the tax basis as compared to the book basis of fixed assets. Accumulated appropriations are divided into tax liability and shareholders' equity. The change in appropriations, net of the tax liability, is included in the earnings for the year.

                                  VALTRA GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
            (AMOUNTS IN MILLIONS OF EURO EXCEPT FOR PERSONNEL DATA)


                                                 SUCCESSOR                             PREDECESSOR
                                             -------------------------------------------------------------------
2.       GEOGRAPHICAL AREA DATA              PERIOD FROM JULY 1   |      PERIOD FROM
                                               TO DECEMBER 31     |      JANUARY 1 TO     YEAR ENDED DECEMBER 31,
Net sales by geographical area                     2002           |     JUNE 30, 2002       2001          2000
                                             ---------------------|----------------------------------------------
   Finland                                          89,7          |        105,4            180,0        178,7
   Other EU                                        134,7          |        142,1            252,3        231,4
   Other Europe                                     27,8          |         22,6             36,0         32,6
   North America                                    15,8          |         12,8             22,9         32,0
   South America                                    81,2          |         91,0            174,2        164,3
   Other countries                                  30,2          |          8,4             20,1         32,1
                                                   -----          |        -----            -----        -----
Total                                              379,4          |        382,3            685,5        671,1
                                                   =====          |        =====            =====        =====


                                                 SUCCESSOR                            PREDECESSOR
                                             -------------------------------------------------------------------
                                             PERIOD FROM JULY 1   |      PERIOD FROM
                                               TO DECEMBER 31     |      JANUARY 1 TO     YEAR ENDED DECEMBER 31,
Personnel expenses by geographical area            2002           |     JUNE 30, 2002       2001          2000
                                             ---------------------|----------------------------------------------
   Finland                                          31,0          |          30,6           57,0         55,1
   Other EU                                          4,3          |           3,9            9,0          8,7
   Other Europe                                      1,6          |           1,4            2,8          0,8
   South America                                     4,6          |           6,4           12,6         14,4
   Other countries                                   1,1          |           1,1            0,8          0,2
                                                    ----          |          ----           ----         ----
Total                                               42,6          |          43,4           82,2         79,2
                                                    ====          |          ====           ====         ====


                                                  SUCCESSOR                              PREDECESSOR
                                              ---------------------------------------------------------------------
                                              PERIOD FROM JULY 1   |      PERIOD FROM
                                                TO DECEMBER 31     |      JANUARY 1 TO       YEAR ENDED DECEMBER 31,
Personnel on average by geographical area           2002           |     JUNE 30, 2002         2001          2000
                                              ---------------------|------------------------------------------------
   Finland                                         1 528           |          1 499            1 467        1 432
   Other EU                                          153           |            153              168          177
   Other Europe                                       41           |             42               42           12
   South America                                     739           |            737              739          727
   Other countries                                    29           |             27               14           10
                                                   -----           |          -----            -----        -----
Total                                              2 490           |          2 458            2 430        2 358
                                                   =====           |          =====            =====        =====

                                                        SUCCESSOR                        PREDECESSOR
                                                   -----------------------------------------------------------------
3.       PERSONNEL EXPENSES                        PERIOD FROM JULY 1  |  PERIOD FROM
                                                     TO DECEMBER 31    |  JANUARY 1 TO        YEAR ENDED DECEMBER 31,
Wages and salaries                                        2002         | JUNE 30, 2002          2001           2000
                                                   --------------------|---------------------------------------------
  Salaries and payments to                                             |
  Board Members and Managing Directors                    0,9          |      1,1               1,7             1,6
  To others                                              32,5          |     32,8              60,7            58,3
  Bonus to Board Members and Managing Directors           0,3          |       --               0,1             0,1
                                                         ----          |     ----              ----            ----
Wages and salaries, total                                33,7          |     33,9              62,5            60,0
                                                         ----          |     ----              ----            ----
Other personnel expenses                                               |
  Pension expenses                                        4,9          |      4,1               7,7             7,3
  Other personnel expenses                                4,0          |      5,4              12,0            11,9
                                                         ----          |     ----              ----            ----
  Total                                                   8,9          |      9,5              19,7            19,2
                                                         ----          |     ----              ----            ----
                                                                       |
Personnel expenses, total                                42,6          |     43,4              82,2            79,2
                                                         ====          |     ====              ====            ====


                                                      SUCCESSOR                      PREDECESSOR
                                                   --------------------------------------------------------------
                                                   PERIOD FROM JULY 1 | PERIOD FROM
                                                     TO DECEMBER 31   | JANUARY 1 TO       YEAR ENDED DECEMBER 31,
Personnel                                                 2002        | JUNE 30, 2002       2001            2000
                                                   -------------------|-------------------------------------------
  On average                                              2 490       |     2 458           2 430           2 358
  At year end                                             2 508       |     2 547           2 395           2 358

DISMISSAL

         The severance term for the CEO is six months. If the company dismisses the CEO, in addition to the six month salary he will also receive an additional six months compensation.

4.       DEPRECIATION AND AMORTIZATION                    SUCCESSOR                      PREDECESSOR
                                                      --------------------------------------------------------
                                                      PERIOD FROM JULY 1  |  PERIOD FROM           YEAR ENDED
                                                        TO DECEMBER 31    |  JANUARY 1 TO          DECEMBER 31,
Depreciation and amortization by function                    2002         | JUNE 30, 2002         2001     2000
                                                      --------------------|------------------------------------
 Production                                                   3,6         |      3,9               6,9      7,6
 Selling and marketing                                        0,7         |      0,8               1,7      1,2
 Research and development                                     0,2         |      0,2               0,4      0,4
 Administration                                               0,6         |      0,9               2,1      2,0
                                                              ---         |      ---              ----     ----
Total                                                         5,1         |      5,8              11,1     11,2
                                                              ===         |      ===              ====     ====


                                                           SUCCESSOR                    PREDECESSOR
                                                      ---------------------------------------------------------
                                                      PERIOD FROM JULY 1 |    PERIOD FROM            YEAR ENDED
                                                        TO DECEMBER 31   |   JANUARY 1 TO           DECEMBER 31,
Depreciation and amortization by category                   2002         |   JUNE 30, 2002         2001     2000
                                                      -------------------|--------------------------------------
 Intangible rights                                          0,2          |       0,3               0,5      0,6
 Other capitalised expenditure                              0,3          |       0,2               0,4      0,1
 Buildings and constructions                                0,9          |       1,0               1,6      2,1
 Machinery and equipment                                    3,7          |       4,2               8,4      8,2
 Other tangible assets                                      0,0          |       0,1               0,2      0,2
                                                            ---          |       ---              ----     ----
Total                                                       5,1          |       5,8              11,1     11,2
                                                            ===          |       ===              ====     ====


5.       OTHER OPERATING INCOME AND EXPENSES              SUCCESSOR                    PREDECESSOR
                                                      --------------------------------------------------------
                                                      PERIOD FROM JULY 1 |   PERIOD FROM           YEAR ENDED
                                                        TO DECEMBER 31   |   JANUARY 1 TO          DECEMBER 31,
Other operating income                                       2002        |  JUNE 30, 2002         2001     2000
                                                      -------------------|-------------------------------------
 Rental income                                                0,1        |       0,1              0,2      0,2
 Profit on sale of fixed assets                                --        |       0,1              0,1      0,2
 Other income                                                 1,1        |       1,9              1,3      6,9
                                                              ---        |       ---              ---      ---
Total                                                         1,2        |       2,1              1,6      7,3
                                                              ===        |       ===              ===      ===


                                                           SUCCESSOR                     PREDECESSOR
                                                      ---------------------------------------------------------
                                                      PERIOD FROM JULY 1  |  PERIOD FROM           YEAR ENDED
                                                        TO DECEMBER 31    |  JANUARY 1 TO          DECEMBER 31,
Other operating expenses                                     2002         | JUNE 30, 2002         2001     2000
                                                      --------------------|------------------------------------
 Loss on sale of fixed assets                                  --         |       --               0,2      0,3
 Wages for term of notice in connection with                              |
    restructuring                                             0,1         |      0,1                --      0,1
 Service fee expenses                                         0,4         |      0,5               0,7      1,0
 Other expenses                                               0,8         |      0,9               1,4      5,5
                                                              ---         |      ---               ---      ---
Total                                                         1,3         |      1,5               2,3      6,9
                                                              ===         |      ===               ===      ===

6.       OTHER FINANCIAL ITEMS                              SUCCESSOR                      PREDECESSOR
                                                        ----------------------------------------------------------
                                                        PERIOD FROM JULY 1   |   PERIOD FROM          YEAR ENDED
                                                          TO DECEMBER 31     |  JANUARY 1 TO          DECEMBER 31,
                                                              2002           |  JUNE 30, 2002       2001       2000
                                                        ---------------------|-------------------------------------
 Exchange rate differences                                     0,2           |      (0,8)           (2,1)      (0,8)
 Other financial income                                        0,4           |       0,6             1,5        1,2
 Other financial expenses                                     (0,8)          |      (0,8)           (0,4)      (0,5)
                                                              ----           |      ----            ----       ----
Total                                                         (0,2)          |      (1,0)           (1,0)      (0,1)
                                                              ====           |      ====            ====       ====


7.       INCOME TAXES                                        SUCCESSOR                      PREDECESSOR
                                                        ------------------------------------------------------------
                                                        PERIOD FROM JULY 1  |  PERIOD FROM             YEAR ENDED
                                                          TO DECEMBER 31    |  JANUARY 1 TO            DECEMBER 31,
Income taxes                                                   2002         | JUNE 30, 2002          2001        2000
                                                        --------------------|----------------------------------------
 Direct taxes for the year                                     2,1          |     4,2                4,9         1,9
 Direct taxes from previous years                              0,1          |      --               (0,1)        0,1
 Change in deferred tax asset / liability                      1,4          |    (0,2)              (4,8)       (2,1)
                                                               ---          |    ----               ----        ----
Total                                                          3,6          |     4,0                 --        (0,1)
                                                               ===          |    ====               ====        ====


                                                             SUCCESSOR                    PREDECESSOR
                                                          --------------------------------------------------------
                                                                 AT           |       AT                 AT
Deferred tax asset                                        DECEMBER 31, 2002   |  JUNE 30, 2002    DECEMBER 31, 2001
                                                          --------------------|------------------------------------
 From consolidation entries                                     4,9           |     5,8                  5,9
 From valuation and matching differences                        1,9           |     2,4                  2,1
 Offset against liabilities                                    (0,3)          |    (0,3)                (0,3)
                                                               ----           |    ----                 ----
Total                                                           6,5           |     7,9                  7,7
                                                               ====           |    ====                 ====


                                                            SUCCESSOR                      PREDECESSOR
                                                          ----------------------------------------------------------
                                                                AT           |         AT                  AT
Deferred tax liability                                    DECEMBER 31, 2002  |   JUNE 30, 2002      DECEMBER 31, 2001
                                                          -------------------|---------------------------------------
 From appropriations                                            0,4          |       0,3                   0,3
 From consolidation entries                                      --          |       0,1                   0,1
 Offset against receivables                                    (0,3)         |      (0,3)                 (0,3)
                                                               ----          |      ----                  ----
Total                                                           0,1          |       0,1                   0,1
                                                               ====          |      ====                  ====

8.       FIXED ASSETS

PREDECESSOR


                                                                                                                        Advanced
                                                        Other                  Buildings                     Other     payments and
                                                     capitalised                 and        Machinery and   tangible   construction
                                                     expenditure    Land      construction    equipment      assets    in progress
                                                     ------------------------------------------------------------------------------

Historical cost as at January 1, 2001                    5,1          2,7          34,4         111,0          1,0          2,4
 Translation differences                                (0,2)        (0,1)         (0,6)         (5,1)          --          0,1
 Capital expenditures                                    0,5           --           0,3           5,7           --          7,7
 Disposals and other decreases                            --           --            --          (1,3)          --           --
 Transfers between line items                             --          0,1           1,5           4,0           --         (5,6)
 Other changes                                            --           --          (1,4)         (0,1)          --           --
                                                       -----        -----         -----         -----        -----        -----
Historical cost as at December 31, 2001                  5,4          2,7          34,2         114,2          1,0          4,6

Accumulated depreciation and amortization as
  at January 1, 2001                                    (2,4)          --         (10,3)        (77,4)        (0,6)          --
 Translation differences                                 0,1           --           0,5           3,4           --           --
 Depreciation and amortization during the year          (0,9)          --          (1,6)         (8,4)        (0,2)          --
 Other changes                                            --           --           0,4           0,9           --           --
                                                       -----        -----         -----         -----        -----        -----
Accumulated depreciation and amortization as
  at December 31, 2001                                  (3,2)          --         (11,0)        (81,5)        (0,8)          --

CARRYING VALUE AS AT DECEMBER 31, 2001                   2,2          2,7          23,2          32,7          0,2          4,6
                                                       =====        =====         =====         =====        =====        =====

Historical cost as at January 1, 2002                    5,4          2,7          34,2         114,2          1,0          4,6
 Translation differences                                (0,7)        (0,5)         (3,7)        (13,3)          --         (0,1)
 Capital expenditures                                    0,1           --           0,1           1,5           --          3,4
 Disposals and other decreases                            --           --            --         (0,1)           --           --
 Transfers between line items                             --           --           0,3           1,4           --         (1,8)
                                                       -----        -----         -----         -----        -----        -----
Historical cost as at June 30, 2002                      4,8          2,2          30,9         103,7          1,0          6,1

Accumulated depreciation and amortization as
  at January 1, 2002                                    (3,2)          --         (11,0)        (81,5)        (0,8)          --
 Translation differences                                 0,5           --           1,1           9,9           --           --
 Depreciation and amortization during the year          (0,5)          --          (0,9)         (3,8)        (0,1)          --
Accumulated depreciation and amortization as at
  December 31, 2002                                     (3,2)          --         (10,8)        (75,4)        (0,9)          --

CARRYING VALUE AS AT JUNE 30, 2002                       1,6          2,2          20,1          28,3          0,1          6,1
                                                       =====        =====         =====         =====        =====        =====

SUCCESSOR


Historical cost as at July 1, 2002                      4,8          2,2          30,9         103,7          1,0          6,1
 Translation differences                               (0,4)        (0,3)         (2,4)         (8,1)          --           --
 Capital expenditures                                   0,2           --            --           5,3           --          4,0
 Disposals and other decreases                           --         (0,5)           --          (0,2)          --           --
 Transfers between line items                            --           --           2,6           2,5           --         (5,1)
                                                       ----         ----         -----         -----         ----         ----
Historical cost as at December 31, 2002                 4,6          1,4          31,1         103,2          1,0          5,0

Accumulated depreciation and amortization
  as at June 1, 2002                                   (3,2)          --         (10,8)        (75,4)        (0,9)          --
 Translation differences                                0,3           --           0,8           6,5           --           --
 Depreciation and amortization during the year         (0,5)          --          (1,0)         (4,1)          --           --
 Other changes                                           --           --            --           0,1           --           --
                                                       ----         ----         -----         -----         ----         ----
Accumulated depreciation and amortization as
  at December 31, 2002                                 (3,4)          --         (11,0)        (72,9)        (0,9)          --

CARRYING VALUE AS AT DECEMBER 31, 2002                  1,2          1,4          20,1          30,3          0,1          5,0
                                                       ====         ====         =====         =====         ====         ====




                                               Investments in
                                                equity method      Investment in
SHARES AND PARTICIPATIONS                         investees        other shares
PREDECESSOR

Historical cost as at January 1, 2001                0,1                0,2
  Capital expenditures                               1,4                 --
                                                     ---              -----
Historical cost as at December 31, 2001              1,5                0,2

CARRYING VALUE AS AT DECEMBER 31, 2001               1,5                0,2
                                                     ===              =====

Historical cost as at January 1, 2002                1,5                0,2
  Capital expenditures                                --                0,1
                                                     ---              -----
Historical cost as at June 30, 2002                  1,5                0,3

CARRYING VALUE AS AT JUNE 30, 2002                   1,5                0,3
                                                     ===              =====

SUCCESSOR
Historical cost as at July 1, 2002                   1,5                0,3
  Increase                                           0,1                 --
  Disposals                                           --              (0,2)
                                                     ---              -----
Historical cost as at December 31, 2002              1,6                0,1
CARRYING VALUE AS AT DECEMBER 31, 2002               1,6                0,1
                                                     ===              =====

9. SHARES AND PARTICIPATIONS, COMPANIES AND OPERATIONS COMBINED IN COMBINED FINANCIAL STATEMENTS DECEMBER 31, 2002


                                                                                   Group
Subsidiaries                                                                     holding %
Sales and production companies:
  Sisu Diesel Oy, Finland                                                          100,0
  Valtra Norge AS, Norge                                                           100,0
  Valtra Danmark A/S, Danmark                                                      100,0
  Valtra Vertriebs GmbH, Germany                                                   100,0
  Valtra Tractors (UK) Limited, Great Britain                                      100,0
  Valtra Tracteurs France S.A.S., France                                           100,0
  Valtra Tractores S.A., Spain                                                     100,0
  Valtractor-Comercia de Tractores, Portugal                                       100,0
  Valtra GesmbH, Austria                                                           100,0
  Valtra Argentina Tractores SA, Argentina                                          99,9
  Valtratractores Mexico S.A. de CV, Mexico                                         99,9
  Valtra Canada Inc., Canada                                                       100,0
  Valtra Tractors (A&NZ), Pty. Ltd, Australia                                      100,0
  Tracfin Holding Oy , Finland                                                     100,0
  Valtra do Brasil Ltda, Brasil                                                    100,0
  Tecnoagro Maquinas Agricolas Ltda, Brasil                                         99,9

Dormant companies:
  Valtra Eastern Ventures Oy Ab , Finland                                          100,0
  VTP-Tractores SA, Portugal                                                       100,0
  Sisu Tractors Tanzania Ltd, Tansania                                             100,0
  Avelux S/A , Uruguay                                                             100,0

Associated companies:
  Valtra Traktor Ab, Sweden                                                         40,0
  Valtra Traktoren Ag, Switzerland                                                  35,0

Operations combined into Valtra Group:
  Valtra USA, Inc, USA
  Partek Holding Inc, USA

Other companies (28), shareholding less than 20 % and Valtra does not have significant influence or control.

10.      LONG-TERM AND SHORT-TERM RECEIVABLES


                                                                      SUCCESSOR                  PREDECESSOR
                                                                  -------------------------------------------------------
Long term receivables:                                                   AT          |      AT                 AT
                                                                  DECEMBER 31, 2002  | JUNE 30, 2002     DECEMBER 31, 2001
                                                                  -------------------|------------------------------------
 Loan receivable                                                        1,6          |      1,0                0,9
                                                                        ===          |      ===                ===


                                         SUCCESSOR                  PREDECESSOR
                                       ---------------------------------------------------
Short term receivables:                      AT          |      AT              AT
                                       DECEMBER 31, 2002 | JUNE 30, 2002  DECEMBER 31, 2001
                                       ------------------|---------------------------------
Associated companies                                     |
 Accounts receivable                          4,9        |      4,9              2,6
                                            =====        |    =====            =====
                                                         |
Other companies                                          |
 Accounts receivable                         71,4        |     84,5             95,5
 Loan receivable                             74,3        |       --               --
 Other receivables                            4,0        |       --               --
 Deferred tax asset                           6,5        |      7,9              7,7
 Prepaid expenses and                                    |
   accrued income                            18,1        |     21,9             17,7
                                            -----        |    -----            -----
                                            174,3        |    114,3            120,9
                                                         |
Short term receivables, total               179,2        |    119,2            123,5
                                            =====        |    =====            =====


Short-term loan receivables include (Euro) 74,2 million receivable from Valtra's parent company.

Interest rate is variable based on 3 months Libor +0,6%

Other receivables include (Euro) 4 million group contribution receivables from other KONE companies.

11.      SHAREHOLDERS' EQUITY

PREDECESSOR                                                     Share      Share premium      Retained
                                             Total             capital        account      earnings (deficit)
                                             ----------------------------------------------------------------

Balance at January 1, 2000                     70,1             43,6            54,7            (28,2)
  Currency translation adjustments             (0,7)              --              --             (0,7)
  Net result for the period                    (0,3)              --              --             (0,3)
                                               ----             ----            ----            -----
Balance at December 31, 2000                   69,1             43,6            54,7            (29,2)
                                               ====             ====            ====            =====


Balance at January 1, 2001                     69,1             43,6            54,7            (29,2)
  Currency translation adjustments             (5,6)              --              --             (5,6)
  Net result for the period                     4,7               --              --              4,7
                                               ----             ----            ----            -----
Balance at December 31, 2001                   68,2             43,6            54,7            (30,1)
                                               ====             ====            ====            =====

Balance at January 1, 2002                     68,2             43,6            54,7            (30,1)
  Currency translation adjustments            (18,2)              --              --            (18,2)
  Net result for the period                    13,3               --              --             13,3
                                               ----             ----            ----            -----
Balance at June 30, 2002                       63,3             43,6            54,7            (35,0)
                                               ====             ====            ====            =====

SUCCESSOR

Balance at July 1 , 2002                       63,3             43,6            54,7            (35,0)
  Currency translation adjustments             (9,7)              --              --             (9,7)
  Net result for the period                    (6,4)              --              --             (6,4)
                                               ----             ----            ----            -----
Balance at December 31, 2002                   47,2             43,6            54,7            (51,1)
                                               ====             ====            ====            =====

12.      LONG-TERM LIABILITIES                   SUCCESSOR               PREDECESSOR
                                             ----------------------------------------------------
                                                    AT          |     AT              AT
                                             DECEMBER 31, 2002  | JUNE 30, 2002  DECEMBER 31, 2001
                                             -------------------|---------------------------------
 Subordinated loan                                 74,2         |      --              --
 Loans from financial institutions                   --         |      --             0,1
 Other interest-bearing liabilities                 0,9         |    45,4            37,9
 Other non interest-bearing liabilities             1,5         |     0,9             0,9
                                                   ----         |    ----            ----
Total                                              76,6         |    46,3            38,9
                                                   ====         |    ====            ====

Subordinated loans amounted (Euro) 74,2 million as of December 31, 2002.

Loans have no maturity date and are not endorsed by any guarantee or other security.

Loans are subordinate to the Group's other obligations and repayment can be made only if distributable and non-distributable equity are in compliance with Finnish Companies Act.

Interest payments on the subordinated loan can be only made from distributable equity as required by Finnish Companies Act before the payment of dividend. The interest on the subordinated loan is variable based on 6 months Euribor plus 1%. Interest payables on subordinated loans are added to loan principal at the end of June and December each year.


                                                                       SUCCESSOR                PREDECESSOR
                                                                   ----------------------------------------------------
Repayments of long-term liabilities after 5 years                         AT         |      AT                AT
                                                                   DECEMBER 31, 2002 | JUNE 30, 2002   DECEMBER 31, 2001
                                                                   ------------------|----------------------------------
 Other interest-bearing liabilities                                      0,9         |      8,0               8,0
                                                                         ===         |      ===               ===

13.      SHORT-TERM INTEREST-BEARING LIABILITIES                      SUCCESSOR               PREDECESSOR
                                                                  -------------------------------------------------------
                                                                          AT        |        AT                 AT
                                                                  DECEMBER 31, 2002 |  JUNE 30, 2002    DECEMBER 31, 2001
                                                                  ------------------|------------------------------------
 Other short-term liabilities                                            91,3       |        57,9              63,9
                                                                         ====       |        ====              ====


Other short-term interest bearing liabilities include a non-current loan (Euro) 87 million from the parent company of Valtra and (Euro) 4 million from the service office.


14.      SHORT-TERM NON INTEREST-BEARING LIABILITIES                   SUCCESSOR                   PREDECESSOR
                                                                  --------------------------------------------------------
                                                                          AT        |        AT                 AT
Other companies                                                   DECEMBER 31, 2002 |  JUNE 30, 2002     DECEMBER 31, 2001
                                                                  ------------------|-------------------------------------
  Accounts payable                                                       59,0       |       70,3               54,3
  Advances received                                                       3,9       |        0,3                4,6
  Other accrued expenses and deferred income                             91,8       |       59,9               70,2
                                                                        -----       |      -----              -----
Short-term non interest-bearing liabilities, total                      154,7       |      130,5              129,1
                                                                        =====       |      =====              =====


15.      ACCRUED EXPENSES AND DEFERRED INCOME      SUCCESSOR                PREDECESSOR
                                                ----------------------------------------------------
                                                      AT          |      AT              AT
Related to                                      DECEMBER 31, 2002 | JUNE 30, 2002  DECEMBER 31, 2001
                                                ------------------|---------------------------------
 Group contribution payable                           28,6        |      --            13,6
 Purchases                                             0,2        |     1,9             0,9
 Sales related items                                   6,9        |    10,7             4,7
 Personnel costs                                      11,1        |    12,5            11,0
 Warranties                                           11,3        |     9,0            10,4
 Financial items                                       0,2        |     1,2             1,7
 Taxes                                                 7,0        |     1,2             7,2
 Other                                                26,5        |    23,4            20,7
                                                      ----        |    ----            ----
Total                                                 91,8        |    59,9            70,2
                                                      ====        |    ====            ====

16.      PLEDGED ASSETS AND CONTINGENT LIABILITIES                      SUCCESSOR                  PREDECESSOR
                                                                  -------------------------------------------------------
Contingent liabilities                                                     AT        |        AT                AT
Guarantees                                                        DECEMBER 31, 2002  | JUNE 30, 2002    DECEMBER 31, 2001
                                                                  -------------------|-----------------------------------
 Subsidiaries                                                             0,4        |      0,4                 0,4
 Others for customer finance                                             10,3        |     13,8                24,3
Other contingent liabilities                                                         |
 for customer finance                                                     7,6        |      5,8                 5,0
 contingent liabilities by Finnish VAT regulations                        1,1        |      0,7                 0,7
                                                                         ----        |     ----                ----
Total contingent liabilities                                             19,4        |     20,7                30,4
                                                                         ====        |     ====                ====


LEASING CONTRACTS


                                                                      SUCCESSOR                  PREDECESSOR
                                                                  --------------------------------------------------------
                                                                          AT         |         AT                  AT
Rental payments for leasing contract are as follows:              DECEMBER 31, 2002  |  JUNE 30, 2002     DECEMBER 31, 2001
                                                                  -------------------|-------------------------------------
 Next year                                                                1,2        |        1,6                 2,4
 Later on                                                                 1,6        |        0,8                 0,8
                                                                          ---        |        ---                 ---
Total                                                                     2,8        |        2,4                 3,2
                                                                          ===        |        ===                 ===


17.      DERIVATIVE INSTRUMENTS                                       SUCCESSOR               PREDECESSOR
                                                                  ------------------------------------------------------
                                                                          AT         |        AT                AT
                                                                  DECEMBER 31, 2002  | JUNE 30, 2002    DECEMBER 31, 2001
                                                                  -------------------|-----------------------------------
NOMINAL VALUES                                                                       |
Foreign exchange forward contracts                                         66,7      |      66,3               60,1
                                                                                     |
MARKET VALUES                                                                        |
Foreign exchange forward contracts                                          0,3      |       0,3               (0,7)

18. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN FINLAND AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES

         The combined financial statements of the Group have been prepared in conformity with Finnish GAAP, which differs in certain significant respects from US GAAP. The Group's combined financial statements are prepared by combining the assets, liabilities and results of operations of the companies listed in Note 9 to the combined financial statements as these companies are managed and operated on a combined basis. Combined financial statements do not reflect the legal organization of the Group. The nature and effect of the application of US GAAP to the net income, balance sheet and shareholders' equity are set out in the tables below:


                                                                   SUCCESSOR                            PREDECESSOR
                                                               PERIOD FROM JULY 1    |        PERIOD FROM
                                                                 TO DECEMBER 31      |       JANUARY 1 TO
                                                                     2002            |       JUNE 30, 2002
                                                               (for Finnish GAAP)    |     (for Finnish GAAP)
                                                             PERIOD FROM AUGUST 1,   |    PERIOD FROM JANUARY 1       YEAR ENDED
                                                              TO DECEMBER 31, 2002   |       TO JULY 31, 2002        DECEMBER 31,
                                                 NOTES           (for US GAAP)       |        (for US GAAP)              2001
                                                             ------------------------|------------------------------------------
Net income (loss) in accordance with                                                 |
  Finnish GAAP                                                      (6,4)            |            13,3                   4,7
US GAAP adjustments:                                                                 |
     Revenue recognition                           a)               (0,1)            |            (0,1)                 (0,2)
     Derivatives and hedging activities            b)               (0,4)            |             1,4                  (1,6)
     Employee benefit plans                        c)               (0,8)            |            (1,1)                 (1,8)
     Deferred taxes                                d)               43,6             |            (0,5)                 (2,9)
     Provisions                                    e)                4,5             |             1,1                   1,8
     Push down basis of accounting                 f)               (9,4)            |            (1,7)                 (3,0)
     Group contribution                            g)               24,7             |              --                  13,6
     Acquisition date                              h)               (3,1)            |             3,1                    --
     Tax effect of US GAAP adjustments                               1,2             |            (1,9)                  0,4
                                                                    ----             |            ----                  ----
Net income in accordance with                                                        |
  US GAAP                                                           53,8             |            13,6                  11,0
                                                                    ====             |            ====                  ====

PREDECESSOR                                                  FINNISH GAAP               US GAAP               US GAAP
                                                 NOTES       BALANCE SHEET            ADJUSTMENTS          BALANCE SHEET
                                                             -----------------------------------------------------------
Balance sheet as of December 31, 2001
     Intangible assets                                             2,2                                         2,2
     Land                                        f)                2,7                      0,5                3,2
     Building and constructions                  f)               23,2                     12,1               35,3
     Machinery and equipment                     f) i)            32,7                      7,2               39,9
     Other tangible assets                                         0,2                                         0,2
     Advance payments and construction in
     progress                                                      4,6                                         4,6
     Other non-current assets                                      2,6                                         2,6
     Inventories                                                  83,6                                        83,6
     Other current assets                        a) j)           115,8                      3,9              119,7
     Cash and bank balances                                       24,8                                        24,8
     Non-current liabilities                     c)              (38,8)                   (11,4)             (50,2)
     Current liabilities                         b) e) i) j)    (193,0)                     1,1             (191,9)
     Deferred tax assets and liabilities, net    d)                7,6                     10,0               17,6
                                                                ------                    -----             ------
     Shareholders' equity                                         68,2                     23,4               91,6
                                                                ======                    =====             ======

                                                             FINNISH GAAP    IMPACT OF JULY                  US GAAP
PREDECESSOR                                                  BALANCE SHEET        2002        US GAAP     BALANCE SHEET
                                                 NOTES        JUNE, 2002           H)       ADJUSTMENTS    JULY 31, 2002
                                                 -----------------------------------------------------------------------
Balance sheet as of June 30, 2002/
  July 31, 2002
     Intangible assets                                             1,6            (0,1)                         1,5
     Land                                        f)                2,2            (0,1)         1,1             3,2
     Building and constructions                  f)               20,1            (1,0)        13,6            32,7
     Machinery and equipment                     f) i)            28,3            (1,9)         5,1            31,5
     Other tangible assets                                         0,1                                          0,1
     Advance payments and construction
       in progress                                                 6,1             1,0                          7,1
     Other non-current assets                                      2,8                                          2,8
     Inventories                                                  99,4           (10,4)                        89,0
     Other current assets                        a) b) j)        111,3           (11,0)         4,5           104,8
     Cash and bank balances                                       18,2             0,5                         18,7
     Non-current liabilities                     c)              (46,2)                       (12,5)          (58,7)
     Current liabilities                         e) i) j)       (188,4)           19,4          1,1          (167,9)
     Deferred tax assets and liabilities, net    d)                7,8            (0,2)         1,7             9,3
                                                                ------           -----        -----          ------
     Shareholders' equity                                         63,3            (3,8)        14,6            74,1
                                                                ======           =====        =====          ======

SUCCESSOR                                                       FINNISH GAAP       US GAAP          US GAAP
                                             NOTES             BALANCE SHEET     ADJUSTMENTS     BALANCE SHEET
                                             -----------------------------------------------------------------
Balance sheet as of December 31, 2002
    Goodwill                                  f)                                    39,7               39,7
    Intangible assets                                                1,2                                1,2
    Customer relationships                    f)                                    20,6               20,6
    Technologies                              f)                                    36,8               36,8
    Dealership networks                       f)                                    41,0               41,0
    Tradenames and trademarks                 f)                                    32,7               32,7
    Land                                      f)                     1,4             2,1                3,5
    Building and constructions                f)                    20,1            36,2               56,3
    Machinery and equipment                   f) i)                 30,3            38,2               68,5
    Other tangible assets                     f)                     0,1                                0,1
    Advance payments and construction
      in progress                                                    5,0                                5,0
    Other non-current assets                                         3,3                                3,3
    Inventories                                                     98,9                               98,9
    Other current assets                      a) b) j) k)          172,7           (73,8)              98,9
    Cash and bank balances                                          30,3                               30,3
    Non-current liabilities                   c) k)                (76,5)           60,9              (15,6)
    Current liabilities                       e) i) j)            (246,0)            7,6             (238,4)
    Deferred tax assets and liabilities, net  d)                     6,4           (16,1)              (9,7)
                                                                  ------           -----             ------
    Shareholders' equity                                            47,2           225,9              273,1
                                                                  ======           =====             ======


A)       REVENUE RECOGNITION

         Under Finnish GAAP revenue is recognized when the product has been delivered or the service rendered. Valtra has recognized revenues upon delivery of products or performance of services, net of sales taxes and discounts. For the year ended December 31, 2001, the period from January 1, 2002 to June 30, 2002 and for the period from July 1, 2002 to December 31, 2002, Valtra billed
(Euro) 110 million, (Euro) 60 million, and (Euro) 68 million, respectively, of VAT which was remitted to the applicable government authorities.

         Under US GAAP revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller's price to buyer is fixed or determinable, and collectibility is reasonably assured. Under US GAAP, sales of equipment and replacement parts are recorded by the Group when title and risks of ownership have been transferred to independent dealer, distributor or other customer.

In addition, any costs or losses expected in connection with estimated returns are accrued in the financial statements as required in Statement of Financial Accounting Standards ("SFAS") No. 48 Revenue Recognition When Right of Return Exists. Provisions for returns are made at the time of sales based on historical returns experience. The net change in this reserve between periods impacted net income by ((Euro) 0,2 million), ((Euro) 0,1) million and ((Euro) 0,1) million, respectively, for the year ended December 31, 2001, the period from January 1, 2002 to July 31, 2002, and the period from August 1, 2002 to December 31, 2002, respectively.

B)       DERIVATIVES AND HEDGING ACTIVITIES

         Under Finnish GAAP, for a foreign currency derivative instrument (i.e. foreign currency exchange contracts and foreign currency option contracts) to qualify as a hedge, the instrument must: (a) be related to a foreign currency asset, liability or firm commitment, or a portfolio of assets, liabilities and firm commitments, the characteristics of which have been identified; (b) involve the same currency as the hedged item; and (c) reduce the risk of foreign currency exchange movements on a company's operations. Gains and losses on forward foreign exchange contracts and currency swaps and foreign currency option contracts that are designated as hedges of firm commitments are deferred and recognized in income as the hedged transaction occurs. Gains and losses on foreign currency options that are designated as effective hedges of firm commitments are deferred and recognized in income as the hedged transaction occurs.

         Where derivatives are held for speculative purposes, common practice is to record only unrealized losses in the income statement and leave the unrealized gains unrecognized. No derivative instruments are held for speculative or trading purposes by the Group.

         The accounting principles with respect to accounting for foreign currency derivatives as described above under Finnish GAAP are consistent with US GAAP prior to January 1, 2001.

         Effective on January 1, 2001, for US GAAP purposes, the Group adopted the principles of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, which requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative. Derivatives that are not designated as part of a hedging relationship must be adjusted to fair value through income. Certain conditions must be met in order to designate a derivative as a hedge including assessment and documentation of the following:

-        Objective of the derivative;

-        Nature of the risk being hedged;

-        Derivative hedging instrument;

-        Hedged item;

- For the hedge of a firm commitment, a reasonable method for recognizing in earnings the hedged firm commitment; and

- How the entity will assess hedge effectiveness and measure hedge ineffectiveness.

         If the derivative is a designated hedge, depending on the nature of the hedge, the effective portion of the hedge's change in fair value is either
(1) offset against the change in fair value of the hedged asset, liability or firm commitment through income or (2) held in equity until the hedged item is recognized in income. The ineffective portion of a hedge's change in fair value is immediately recognized in income.

         The documentation for the Group's derivative instruments does not meet all of the requirements of SFAS 133. Therefore, the Group has recorded all changes in the fair value of all derivative instruments directly to earnings. During the year ended December 31, 2001, the period from January 1, 2002 to July 31, 2002 and the period from August 1, 2002 to December 31, 2002, the Group recorded the change in the fair value of these agreements, ((Euro) 1,6) million, (Euro) 1,4 million and ((Euro) 0,4) million, respectively, through earnings as these hedging relationships did not qualify for hedge accounting in accordance with SFAS No. 133.

C)       EMPLOYEE BENEFIT PLANS

         Pensions and other postretirement benefits

         In Finland statutory and supplementary pension obligations (The Finnish statutory employment scheme, "TEL") are covered through a compulsory pension insurance policy. The TEL consists of pension obligations and future disability pensions. The TEL is a national pension system in which all Finnish private sector employers participate. The TEL pension is partly funded, but at present it is fundamentally funded as pay-as-you-go. The pay-as-you-go costs of an employer do not depend on the pensions paid to the former employees of Valtra Finland. Instead, the yearly premium depends on the wages of current workforce and is a certain percentage of these wages. Payments to pension insurance institutions are recorded at amounts determined by insurance institutions according to prescribed actuarial assumptions and other rulings pursuant to the Finnish Employment Pension Act. The disability pension part of the "TEL" is funded at the time when the event resulting in a disability pension takes place. Under the TEL, an employer does not have a direct responsibility for the unfunded part of the TEL pension. The unfunded part of the TEL pension is comparable to the U.S. concept of a multiemployer plan and is treated as such by the Group.

         Group companies outside of Finland have pension obligations arranged and pension liabilities recorded in accordance with local regulations and practice. Changes in uncovered pension obligations are recorded as an expense and the related pension liability is included as a provision.

         Under US GAAP, pension expense is recorded on an accrual basis and reflected in the income statement over the working lives of the employees provided with such benefits. Under US GAAP defined benefit pension plan accounting, plan assets are valued on a market related basis and liabilities are valued under a specified actuarial methodology, including market related valuation assumptions. Changes in the funding status not reflected in the balance sheet that fall outside a 10% corridor are recognized systematically and gradually over subsequent periods. The valuation must be as of the balance sheet date or at a date not more than three months prior to the balance sheet date.

         The companies within the Group have various pension schemes in accordance with local conditions and practices of the countries in which they operate. The Group operates defined-benefit schemes with retirement, disability, death and termination income benefits in Finland, Norway and France. The total active membership of these defined benefit schemes was approximately 1,500 as at December 31, 2001, July 31, and December 31, 2002, respectively.

         Under US GAAP, SFAS No. 87, Employers' Accounting for Pensions, certain elements of the Finnish TEL, primarily related to the disability plan as well as pension plans in other countries, result in accounting for the plans as defined benefit plans. An actuarial valuation of the defined benefit plans has been carried out by an independent, professionally qualified actuary using the Projected Unit method. The principal actuarial assumptions adopted for the valuation for Finnish TEL and foreign pension plans at the valuation date were as follows:

                                    Finnish


                                                                                       December 31,
                                                                July 31, 2002        2002        2001
       Discount rate........................................         5,8%            5,8%         5,8%
       Rate of compensation increase........................         4,0%            4,0%         4,0%
       Expected return on plan assets.......................          NA              NA           NA


                                    Foreign


                                                                                       December 31,
                                                                July 31, 2002        2002        2001
       Discount rate........................................        6,0%             5,7%         5,7%
       Rate of compensation increase........................        3,0%             3,0%         3,0%
       Expected return on plan assets.......................         NA               NA           NA

         It was not feasible to apply SFAS No. 87 on the effective date specified in the standard for the pension schemes. SFAS No. 87 calculations were made for the first time for these schemes as of December 31, 2000. The amount of the liabilities that were recorded directly to equity in the opening balance sheet January 1, 2001 under US GAAP for these schemes was (Euro) 8,2 million and the amortization period used for the transitional liability was 15 years beginning January 1, 1987, the effective date of SFAS No. 87.

D)       DEFERRED INCOME TAXES

         Under Finnish GAAP the company has adopted the income statement approach under which deferred taxes are based on timing differences, which arise when revenues and expenses are recorded in different accounting periods for accounting and taxation purposes.

         For US GAAP purposes, deferred tax assets have been increased with respect to tax loss carryforwards arising primarily from Valtra do Brasil.

         Deferred tax liabilities on purchase accounting adjustments described in note f) as of August 1, 2002, amounted to (Euro) 66 million. As of December 31, 2002, it amounted to (Euro) 62 million.

         Under US GAAP, deferred taxes are provided on all temporary differences between the financial statement basis and tax basis of investments in subsidiaries and equity method investments, unless an exception applies. Under Finnish GAAP, no deferred taxes have been provided on such differences.

         Total adjustments of ((Euro) 2,9) million, ((Euro) 0,5) million, and
(Euro) 43,5 have been made to net income for the year ended December 31, 2001, for the period from January 1, 2002 to July 31, 2002, and for the period August 1, 2002 to December 31, 2002, respectively. Adjustments of (Euro) 10 million,
(Euro) 1,7 million and ((Euro) 16,1) million have been to the balance sheet as of December 31, 2001, June 30, 2002 and December 31, 2002, respectively.

E)       RESTRUCTURING COSTS AND OTHER PROVISIONS

         For disposals initiated prior to December 31, 2002, the recognition of restructuring costs under US GAAP was as specified under EITF 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring), which required that a liability be recognized at the date of an entity's commitment to an exit plan. This is usually the date on which management, having appropriate level of authority, committed to the restructuring plan, identified all significant actions, including the method of disposition and the expected date of completion, and, in the case of employee terminations, specified the severance arrangements and communicated them to employees. For disposals initiated after December 31, 2002, companies are required to apply the provisions of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. In certain respects under Finnish GAAP, the Group has recognized certain provisions that would not qualify under US GAAP. Accordingly, under US GAAP, non-qualifying provisions related primarily to future costs without any present or constructive obligation as a result of past events have been reversed. The Group accounted for all restructuring initiatives prior to December 31, 2002 under EITF 94-3, and all restructuring initiatives subsequent to December 31, 2002 will be accounted for under SFAS No. 146.

F)       PUSH DOWN BASIS OF ACCOUNTING

         Under Finnish GAAP, the cost of a company acquired in a purchase business combination includes direct costs of acquisition. The excess of the cost of the acquired company over the amounts assigned to identifiable assets, based upon the value of the assets less the liabilities assumed, is recorded as goodwill. However, the concept of allocating the purchase consideration based on the estimated fair values of acquired tangible and intangible assets and liabilities assumed is less specific in Finnish GAAP than in US GAAP. Generally, tangible assets are recorded at fair value, while other assets acquired and liabilities assumed are recorded at net book rather than fair value, as required under US GAAP. In addition, under Finnish GAAP, goodwill from acquisitions is not required to be "pushed down" to the underlying businesses as required under SEC Staff Accounting Bulletin No. 73, Push Down Basis of Accounting Required in Certain Limited Circumstances.

         Under US GAAP, business combinations prior to June 30, 2001 were accounted for in accordance with Accounting Principles Bulletin ("APB") No. 16, Business Combinations. In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that acquired intangible assets are required to be recognized and reported separately from goodwill. SFAS No. 142 requires that goodwill no longer be amortized, but instead tested for impairment at least annually. In addition, SFAS No. 142 requires recognized intangible assets with a definite useful life to be amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets. Any recognized intangible assets determined to have indefinite useful lives will not be amortized, but instead tested for impairment in accordance with SFAS No. 142 until its life is determined to no longer be indefinite. SFAS No. 142 was applied starting with fiscal years beginning after December 15, 2001.

         Under Finnish GAAP, goodwill arising from acquisitions is generally capitalized and amortized over the estimated useful life, not to exceed 20 years. Under US GAAP, prior to January 1, 2002, goodwill and all identifiable intangible assets arising from acquisitions were capitalized and amortized over their estimated useful lives. A useful life of 20 years was also utilized by the Group for goodwill amortization purposes under US GAAP prior to January 1, 2002, when amortization ceased.

ACQUISITION OF VALTRA BUSINESS BY PARTEK

         In April 1997, Partek Corporation acquired Sisu Corporation, the parent company of Valtra. The acquisition was paid through a combination of cash and the issuance of new shares.

         The purchase consideration was allocated to the Valtra Group as determined by the fair value of the Group as a percentage of the fair value for the entire Sisu Corporation. For US GAAP purposes, Partek's acquisition of Sisu was accounted for under APB No. 16 as a purchase. Under Finnish GAAP, all assets acquired and liabilities were recognized at cost. In accordance with US GAAP, the purchase price was allocated to the fair value of assets acquired and liabilities assumed. The acquisition of Sisu resulted in negative goodwill for the Valtra Group of approximately (Euro) 1 million which was allocated proportionately to reduce the values initially assigned to long-lived assets.

PARTEK ACQUISITION BY KONE

         In 2002, KONE acquired Partek, which included the Group, with a public tender offer. Under Finnish GAAP KONE consolidated Partek as of July 1, 2002. For purposes of Finnish GAAP, the acquisition date for accounting purposes can be pushed back to the most recent interim period. Under US GAAP, the acquisition date is considered to be August 23, 2003 as this is the date that KONE gained effective control as determined under US GAAP. However, an acquisition date of August 1, 2002 has been used for US GAAP accounting purposes because this followed the end of the most recent accounting period that fell between the initiation and consummation of the transaction.

         A purchase price was allocated to the Group based upon the appraised enterprise value of the Group in relation to the enterprise fair value of Partek. Under US GAAP, the combined financial statements of the Group as of the acquisition date reflect the new basis for accounting established for the Group's acquired assets and liabilities assumed based upon the fair values at August 1, 2002. Identified intangibles acquired in the acquisition, along with their estimated useful lives, include the following (in (Euro) million):


             Customer relationships                       21,4           11 years
             Acquired Technology                          36,6            8 years
             Dealer Network                               42,7           10 years
             Sisu Tradenames and Trademarks                1,8           10 years
             Valtra Tradenames and Trademarks             30,9          indefinite
             Diesel Technology                             2,2           4,5 years
                                                         -----
                                                         135,6


         In addition, the Company recorded goodwill of approximately (Euro) 42 million that is not amortized under US GAAP but tested for impairment at least annually.

G)       GROUP CONTRIBUTION

         Finland does not apply any tax consolidation. In Finland, profits and losses of companies within a group are combined through group contributions. Group contributions require recording into the accounts. Under Finnish GAAP, group contributions are treated as an expense for the contribution provider and as income for the beneficiary. The parent company in the combined Valtra Group, Valtra Inc. paid a group contribution in the period from August 1 to December 31, 2002 and the year ended

December 31, 2001 to a company within the Partek Group, which was recorded as an extraordinary item under Finnish GAAP

         Under US GAAP, these contributions are presented as dividends and a reduction of shareholders' equity.

H)       ACQUISITION DATE

         As discussed above, there are different acquisition dates for accounting purposes under Finnish GAAP and US GAAP. As a result of the difference in acquisition dates for the acquisition of Partek by KONE, an adjustment of (Euro) 3,1 million has been made to the income statement for the period from January 1, 2002 to June 30, 2002 to properly state the results of the predecessor company under US GAAP for the period from January 1, 2002 to July 31, 2002. This amount has been reduced from the successor company income statement under Finnish GAAP for the period from July 1, 2002 to December 31, 2002 to properly state the results of the successor company under US GAAP for the period from August 1, 2002 to December 31, 2002.

I)       LEASING

         Under Finnish GAAP classification of leases into finance or operating leases is optional. The Group has historically treated all lease agreements as operating leases.

         Under US GAAP, SFAS No. 13, Accounting For Leases, classifies leases as either operating or capital leases. Under US GAAP, a lease meeting detailed criteria must be treated as a capital lease. The lessee records a capital lease as an asset and an obligation at an amount equal to the lesser of the present value of the minimum lease payments at the beginning of the lease term or the fair value of the leased property. Under US GAAP those leasing agreements which qualify as a capital lease have been adjusted in the US GAAP reconciliation.

J)       SALE OF RECEIVABLES

Under Finnish GAAP, receivables sold to independent finance companies have been derecognized; however under US GAAP, sales of certain receivables in the United States, Canada and Germany do not meet the criteria of SFAS No.140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, for derecognition. Therefore, (Euro) 3,2 million, (Euro) 1,8 million, and (Euro) 0,7 million was reflected as a financial asset and obligation at December 31, 2001, July 31, 2002 and December 31, 2002, respectively, in the balance sheet but did not materially affect net income.

K)       RECLASSIFICATION OF SUBORDINATED LOAN

         Subordinated loan from Valtra's parent company (Euro) 74,2 million, presented under Finnish GAAP as a non-current liability, and corresponding loan receivable (Euro) 74,2 million, presented under Finnish GAAP as current receivable, has been removed from the US GAAP balance sheet as no cash transaction had occurred before December 31, 2002.

L)       CASH FLOW STATEMENTS

         Combined statements of cash flows are prepared in accordance with Finnish GAAP using International Accounting Standards (IAS) No. 7, Cash Flow Statements, as amended, which is not materially different from US GAAP.

Cash and cash equivalents consist of cash on hand and balances with banks and other liquid short-term investments with original maturity of less than three months.

M)       CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

         According to SFAS No. 130, Reporting Comprehensive Income, comprehensive income generally encompasses all changes in shareholders' equity, except those arising from transactions with owners. Under Finnish GAAP, the Group's comprehensive income differs from the net income only by the amount of the foreign currency translation differences credited or charged to shareholders' equity for the period.

         Comprehensive income under Finnish GAAP is as follows (in (Euro) million):


                                            SUCCESSOR                           PREDECESSOR
                                        -----------------------------------------------------------------
                                        PERIOD FROM JULY 1  |   PERIOD FROM
                                          TO DECEMBER 31,   |   JANUARY 1 TO      YEAR ENDED DECEMBER 31,
                                              2002          |   JUNE 30, 2002      2001             2000
                                        -----------------------------------------------------------------
Net income under Finnish GAAP                 (6,4)         |       13,3            4,7             (0,3)
Other comprehensive income                                  |
   Foreign currency translation                             |
      adjustment                              (9,7)         |      (18,2)          (5,6)            (0,7)
                                             ------         |      ------          -----            -----
Comprehensive income                         (16,1)         |       (4,9)          (0,9)            (1,0)
                                             ======         |      ======          =====            =====

                                 VALTRA GROUP
                   COMBINED INTERIM STATEMENTS OF OPERATIONS
                         (AMOUNTS IN MILLIONS OF EURO)


                                                                      SUCCESSOR                   PREDECESSOR
                                                      --------------------------------------------------------
                                                         PERIOD FROM           PERIOD FROM     |
                                                         JANUARY 1 TO           JULY 1 TO      |  PERIOD FROM
                                                      SEPTEMBER 30, 2003    SEPTEMBER 30, 2002 | JANUARY 1 TO
                                                         (unaudited)           (unaudited)     | JUNE 30, 2002
                                                      -----------------------------------------|--------------
Net sales                                                    626,6               172,1         |    382,3
Cost of goods sold                                          (506,7)             (139,8)        |   (315,4)
                                                                                               |
Gross profit                                                 119,9                32,3         |     66,9
                                                                                               |
      Selling and marketing expenses                         (45,4)              (13,4)        |    (30,7)
      Research and development expenses                      (11,4)               (3,0)        |     (6,8)
      Administration expenses                                (14,7)               (3,9)        |     (9,6)
      Other operating income                                   2,8                 0,6         |      2,1
      Other operating expenses                                (1,4)               (1,5)        |     (1,5)
                                                            ------              ------         |   ------
      Total                                                  (70,1)              (21,2)        |    (46,5)
                                                            ------              ------         |   ------
Operating profit                                              49,8                11,1         |     20,4
Equity in income (loss) of associated companies               (0,2)                 --         |     (0,1)
Financial Items                                                                                |
      Other interest income                                    2,0                 0,2         |      0,3
      Interest expenses                                       (4,6)               (1,4)        |     (2,3)
      Other financial items                                   (0,3)                 --         |     (1,0)
                                                            ------              ------         |   ------
      Total                                                   (2,9)               (1,2)        |     (3,0)
                                                            ------              ------         |   ------
Profit/loss after financial items                             46,7                 9,9         |     17,3
Extraordinary items                                                                            |
      Group contributions paid                                (0,2)                 --         |       --
                                                            ------              ------         |   ------
Profit before appropriations and taxes                        46,5                 9,9         |     17,3
   Change in deferred taxes                                    1,9                 0,7         |      0,2
   Direct taxes                                               (7,8)               (3,4)        |     (4,2)
                                                            ------              ------         |   ------
Net income for the period                                     40,6                 7,2         |     13,3
                                                            ======              ======         |   ======


      See accompanying notes to the combined interim financial statements.

                                 VALTRA GROUP
                        COMBINED INTERIM BALANCE SHEETS
                         (AMOUNTS IN MILLIONS OF EURO)

                                                                      SUCCESSOR
                                                                 AT                  AT
                                                          SEPTEMBER 30, 2003  DECEMBER 31, 2002
                                                             (unaudited)
                                                          --------------------------------------
ASSETS
Fixed assets and other long-term investments
   Intangible assets
      Other capitalised expenditure                              0,9              1,2

   Tangible assets
      Land                                                       1,4              1,4
      Buildings and constructions                               19,0             20,1
      Machinery and equipment                                   28,8             30,3
      Other tangible assets                                      1,2              0,1
      Advance payments and construction in progress             17,2              5,0
                                                               -----            -----
      Total                                                     67,6             56,9
                                                               -----            -----

   Investments
      Shares in associated companies                             1,5              1,6
      Other shares and participations                            0,1              0,1
      Long-term loan receivables                                 1,6              1,6
                                                               -----            -----
      Total                                                      3,2              3,3
                                                               -----            -----

Total fixed assets and long-term investments                    71,7             61,4
                                                               -----            -----

Current assets
   Inventories
      Materials and supplies                                    44,8             32,6
      Work in progress                                           7,1              5,6
      Finished goods                                            88,9             60,7
                                                               -----            -----
      Total                                                    140,8             98,9
                                                               -----            -----

   Receivables
      Accounts receivable                                      109,4             76,3
      Loan receivables                                            --             74,3
      Other receivables                                           --              4,0
      Deferred tax assets                                        8,4              6,5

      Prepaid expenses and accrued income                       23,1             18,1
                                                               -----            -----
      Total                                                    140,9            179,2
                                                               -----            -----

   Cash and bank balances                                      123,2             30,3

Total current assets                                           404,9            308,4
                                                               -----            -----

TOTAL ASSETS                                                   476,6            369,8
                                                               =====            =====


     See accompanying notes to the combined interim financial statements.

                                  VALTRA GROUP
                        COMBINED INTERIM BALANCE SHEETS
                         (AMOUNTS IN MILLIONS OF EURO)


                                                               SUCCESSOR
                                                          AT                AT
                                                   SEPTEMBER 30, 2003   DECEMBER 31,
                                                     (unaudited)           2002
                                                   ---------------------------------

SHAREHOLDERS' EQUITY AND
  LIABILITIES
Shareholders' equity
      Share capital                                       43,6              43,6
      Share premium account                               27,0              54,7
      Retained earnings (deficit)                        (22,1)            (44,7)
      Net income for the period                           40,6              (6,4)
                                                         -----             -----
Total shareholders' equity                                89,1              47,2
                                                         -----             -----

Liabilities
   Long-term
      Other interest-bearing liabilities                  76,5              75,1
      Other non interest-bearing liabilities               1,5               1,4
      Deferred tax liability                               0,1               0,1
                                                         -----             -----
      Total                                               78,1              76,6
                                                         -----             -----

   Current
      Other interest-bearing liabilities                 102,2              91,3
      Advances received                                    0,7               3,9
      Accounts payable                                    84,7              59,0
      Other non interest-bearing liabilities              44,0                --
      Accrued expenses and deferred income                77,8              91,8
                                                         -----             -----
      Total                                              309,4             246,0
                                                         -----             -----

Total liabilities                                        387,5             322,6

TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES               476,6             369,8
                                                         =====             =====


     See accompanying notes to the combined interim financial statements.

                                  VALTRA GROUP
                 NOTES TO COMBINED INTERIM FINANCIAL STATEMENTS
                         (AMOUNTS IN MILLIONS OF EURO)


                                                                     SUCCESSOR                   PREDECESSOR
                                                       -----------------------------------------------------
                                                          PERIOD FROM        PERIOD FROM      |
                                                          JANUARY 1 TO        JULY 1 TO       |  PERIOD FROM
                                                       SEPTEMBER 30, 2003  SEPTEMBER 30, 2002 |  JANUARY 1 TO
                                                          (unaudited)        (unaudited)      | JUNE 30, 2002
                                                       ---------------------------------------|--------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                                         |
  Net profit before taxation, and                                                             |
    extraordinary item                                        46,7              9,9           |   17,3
  Adjustments for:                                                                            |
  Depreciation                                                 8,5              2,8           |    5,8
  Financial items                                              3,1              1,2           |    3,1
                                                             -----             ----           |   ----
Cash generated from operations before change in                                               |
  net working capital                                         58,3             13,9           |   26,2
                                                             -----             ----           |   ----
                                                                                              |
CHANGE IN NET WORKING CAPITAL:                                                                |
  (Increase) / decrease in trade and                                                          |
    other receivables                                        (24,9)            (3,2)          |   (9,7)
  (Increase) / decrease in inventories                       (35,3)            (3,2)          |  (18,1)
  (Decrease) / increase in trade payables                     55,2             (4,1)          |   17,0
                                                             -----             ----           |   ----
Cash generated from operations                                53,3              3,4           |   15,4
                                                             -----             ----           |   ----
                                                                                              |
  Interest paid                                               (4,6)            (1,5)          |   (3,8)
  Interest received                                            2,6              0,4           |     --
  Income taxes paid                                           (7,2)            (2,7)          |   (0,7)
                                                             -----             ----           |   ----
NET CASH FROM OPERATING ACTIVITIES                            44,1             (0,4)          |   10,9
                                                             -----             ----           |   ----
                                                                                              |
CASH FLOWS FROM INVESTING ACTIVITIES:                                                         |
  Purchase of property, plant and equipment                  (12,9)            (5,0)          |   (5,2)
  Proceeds from sale of property,                                                             |
    plant and equipment                                         --              0,5           |     --
                                                             -----             ----           |   ----
NET CASH USED IN INVESTING ACTIVITIES                        (12,9)            (4,5)          |   (5,2)
                                                             -----             ----           |   ----
                                                                                              |
CASH FLOWS FROM FINANCING ACTIVITIES:                                                         |
  Proceeds from long-term borrowings                          75,6               --           |    7,3
  Proceeds from short-term loans                              11,0             (0,1)          |     --
  Payment of short-term loans                                   --               --           |   (6,0)
  Paid group contributions                                   (24,9)              --           |  (13,6)
                                                             -----             ----           |   ----
NET CASH USED IN FINANCING ACTIVITIES                         61,7             (0,1)          |  (12,3)
                                                             -----             ----           |   ----
                                                                                              |
NET INCREASE / (DECREASE) IN CASH AND                                                         |
  CASH EQUIVALENTS                                            92,9             (5,0)          |   (6,6)
                                                             =====             ====           |   ====
                                                                                              |
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD              30,3             18,2           |   24,8
CASH AND CASH EQUIVALENTS AT END OF PERIOD                   123,2             13,2           |   18,2


     See accompanying notes to the combined interim financial statements.

                                 VALTRA GROUP
                NOTES TO COMBINED INTERIM FINANCIAL STATEMENTS
                         (AMOUNTS IN MILLIONS OF EURO)


1.       BASIS OF FINANCIAL PRESENTATION


DESCRIPTION OF BUSINESS

         Valtra Group ("Valtra" and "Group") is owned by KONE Corporation, a publicly listed company in Finland ("KONE") and develops, manufactures and sells tractors and diesel engines for off-road vehicles. Valtra provides its customers the opportunity to order a tractor, which is produced according to the end customer's specification at the factory, with a large number of options, accessories and different colors. The tractors are sold in most of the markets using dealer networks. However, in certain markets, Valtra has its own direct sales force, which has the authority to accept trade-in tractors and sell them. Spare parts sales are also part of Valtra's business. Service of tractors is handled by the dealers and, in the case of direct sales, mainly by third party service contractors. In most of the markets, sales financing is offered to the end customers. In some markets, sales financing is also offered to dealers. Independent third party finance companies provide these financing services to customers.

         KONE has signed an agreement to sell the Valtra Group to AGCO Corporation. The transaction is expected to close in the first quarter of 2004.


BASIS OF PREPARATION

         The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in Finland ("Finnish GAAP"). The accounting policies have been applied on a basis consistent with those applied in the preparation of the Group's audited combined financial statements. However, the financial statements do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the information considered necessary for a fair presentation of financial information has been included. Accordingly, the financial statements should be read in conjunction with the Group's audited combined financial statements. Note 5 includes a reconciliation of net income and net assets from Finnish GAAP to accounting principles generally accepted in the United States ("US GAAP")

         The preparation of financial statements in conformity with Finnish GAAP requires the management of the Group to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

PRINCIPLES OF COMBINATION

         The legal structure for Valtra Group differs in certain respects from the combined group shown in these interim financial statements. Finnish GAAP does not have specific rules for combination. The combination is prepared to generally present the historical financial statements of the combined businesses to be acquired, and does not necessarily reflect the legal organization of Valtra Group. The combined financial statements include the financial statements of Valtra Oy, a company registered in Finland, and its wholly and over 50% owned subsidiaries as well as four companies which are under common control of KONE corporation and managed and operated by Valtra. Those companies are Valtra USA, Inc, Partek Holding, Inc, Tracfin Holding Oy and Valtra do Brasil Ltda. Valtra do Brasil

Ltda and Tracfin Holding Oy have during year 2003 been sold from Valtra Oy to another KONE company.

         For the entities sold from Valtra Oy during 2003 to the KONE Company, but included in the combined financial statements, the sales have been eliminated and the sales proceeds amounting to (Euro) 43,5 million received has been shown as long term non-interest bearing liabilities. Accordingly, the combined financial statements do not reflect the legal organization of the Group.

2.       LOAN RECEIVABLE

         The decrease of the loan receivables is due to the fact that Valtra's parent company has repaid its loan to Valtra amounting to (Euro) 74,2 million.

3.       SHAREHOLDERS' EQUITY

         Shareholders' equity as of September 30, 2003 has changed from December 31, 2002 as follows:

                                                      Share    Share premium   Retained
                                           Total     capital       account     earnings
                                          -------   --------   -------------   --------
Balance at January 1, 2003                 47,2       43,6         54,7         (51,1)
  Currency translation adjustments          1,3                                   1,3
  Transfer from share premium
    account to retained earnings                                  (27,7)         27,7
  Net result for the period                40,6                                  40,6
                                           ----       ----         ----          ----
Balance at September 30, 2003              89,1       43,6         27,0          18,5
                                           ====       ====         ====          ====


         In accordance with Finnish Companies Act, companies can cover its accumulated deficit with share premium. Valtra Oy transferred (Euro) 27,7 million from share premium account to retained earnings.

4.       PURCHASE COMMITMENT

         The Company has entered into an agreement to purchase district heat from a Supplier's heating plant on land leased from the Company and located at the Company's premises. Another company has jointly agreed to purchase 37,5 % of the supply. The monthly payments depend on a variety of factors including; consumer price on firewood for heat production, cost index for road transportation of goods and consumer price of fuel oil. The agreement is effective for 15 years starting from the first supply date of June 2003.

The Company and a third party that is also party to the district heat purchase agreement are jointly obliged to purchase the heating plant from the Supplier if the heat supply agreement is terminated or at the conclusion of the 15 year agreement. The Company's liability relating to the purchase obligation is dependent on the usage ratio between users of the heating plant, which is currently 62,5% for the Company. The purchase price is dependent upon time of purchase and depreciation but has a minimum purchase price of (Euro) 183.750. Current value of the heating plant is estimated at (Euro) 735.000 as at September

30, 2003 and represents the estimated value that would be paid if termination were to occur as of September 30, 2003.

5. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN FINLAND AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES

       The combined consolidated financial statements of the Valtra Group ("the Group") have been prepared in conformity with Finnish GAAP, which differs in certain significant respects from US GAAP. The nature and effect of the application of US GAAP to the net income and shareholders' equity are set out in the tables below. The tables below should be read in conjunction with Note 18 to the Combined Financial Statements for the year ended December 31, 2002 included elsewhere in this document.

                                                                            SUCCESSOR                          PREDECESSOR
                                                                                       PERIOD FROM       |
                                                                                        JULY 1 TO        |
                                                                                       SEPTEMBER 30,     |      PERIOD FROM
                                                                                          2002           |     JANUARY 1 TO
                                                                                    (For Finnish GAAP)   |     JUNE 30, 2002
                                                                PERIOD FROM        PERIOD FROM AUGUST 1  |   (for Finnish GAAP)
                                                                JANUARY 1 TO       TO SEPTEMBER 30, 2002 |  PERIOD FROM JANUARY 1
                                                             SEPTEMBER 30, 2003       (for US GAAP)      |    TO JULY 31, 2002
                                                 NOTES           (unaudited)           (unaudited)       |      (for US GAAP)
                                                 --------------------------------------------------------|-----------------
Net income in accordance with                                                                            |
Finnish GAAP                                                        40,6                     7,2         |         13,3
US GAAP adjustments:                                                                                     |
     Revenue recognition                                            (0,3)                     --         |         (0,1)
     Derivatives and hedging activities                             (0,8)                   (1,0)        |          1,4
     Employee benefit plans                                         (1,3)                   (0,3)        |         (1,1)
     Deferred taxes                                 a)             (10,8)                    1,0         |         (0,5)
     Provisions                                                     (1,8)                    3,0         |          1,1
     Push down basis of accounting                                 (11,8)                   (3,7)        |         (1,7)
     Group contribution                                              0,2                      --         |           --
     Acquisition date                                                 --                    (3,1)        |          3,1
     Tax effect of US GAAP adjustments                               1,6                     1,9         |         (1,9)
                                                                   -----                    ----         |         ----
Net income in accordance with                                                                            |
  US GAAP                                                           15,6                     5,0         |         13,6
                                                                   =====                    ====         |         ====

SUCCESSOR                                                         FINNISH GAAP        US GAAP           US GAAP
                                                       NOTES      BALANCE SHEET     ADJUSTMENTS      BALANCE SHEET
                                                       -----------------------------------------------------------
Balance sheet as of December 31, 2002
    Goodwill                                                                            39,7           39,7
    Intangible assets                                                  1,2                              1,2
    Customer relationships                                                              20,6           20,6
    Technologies                                                                        36,8           36,8
    Dealership networks                                                                 41,0           41,0
    Tradenames and trademarks                                                           32,7           32,7
    Land                                                               1,4               2,1            3,5
    Building and constructions                                        20,1              36,2           56,3
    Machinery and equipment                                           30,3              38,2           68,5
    Other tangible assets                                              0,1                              0,1
    Advance payments and construction
      in progress                                                      5,0                              5,0
    Other non-current assets                                           3,3                              3,3
    Inventories                                                       98,9                             98,9
    Other current assets                                             172,7             (73,8)          98,9
    Cash and bank balances                                            30,3                             30,3
    Non-current liabilities                                          (76,5)             60,9          (15,6)
    Current liabilities                                             (246,0)              7,6         (238,4)
    Deferred tax assets and liabilities, net             a)            6,4             (16,1)          (9,7)
                                                                    ------             -----         ------
    Shareholders' equity                                              47,2             225,9          273,1
                                                                    ======             =====         ======

                                                             FINNISH GAAP           US GAAP          US GAAP
                                                 NOTES       BALANCE SHEET        ADJUSTMENTS     BALANCE SHEET
                                                 --------------------------------------------------------------
Balance sheet as of September 30, 2003
     Goodwill                                                                         41,1             41,1
     Intangible assets                                              0,9                                 0,9
     Customer relationships                                                           19,2             19,2
     Technologies                                                                     33,0             33,0
     Dealership networks                                                              37,8             37,8
     Tradenames and trademarks                                                        32,5             32,5
     Land                                                           1,4                2,1              3,5
     Building and constructions                                    19,0               36,7             55,7
     Machinery and equipment                                       28,8               36,2             65,0
     Other tangible assets                                          1,2                                 1,2
     Advance payments and construction in
     progress                                                      17,2                                17,2
     Other non-current assets                                       3,2                                 3,2
     Inventories                                                  140,8                               140,8
     Other current assets                                         132,5               (0,7)           131,8
     Cash and bank balances                                       123,2                               123,2
     Non-current liabilities                        b)            (78,0)              59,6            (18,4)
     Current liabilities                            b)           (309,4)             (22,9)          (332,3)
     Deferred tax assets and liabilities, net       a)              8,3              (26,5)           (18,2)
                                                                 ------              -----           ------
     Shareholders' equity                                          89,1              248,1            337,2
                                                                 ======              =====           ======


A)       DEFERRED INCOME TAXES

         Under Finnish GAAP the company has adopted the income statement approach under which deferred taxes are based on timing differences, which arise when revenues and expenses are recorded in different accounting periods for accounting and taxation purposes.

         For US GAAP purposes, a deferred tax asset is recognized for the tax loss carryforwards recorded by a member of the Group even though such tax loss carryforwards are not available to the purchaser of the Group as the purchase was of certain net assets as opposed to common stock of the Group. The adjustment results in an increase to net income of (Euro) 26,7 million for the period January 1 to September 30, 2003 and a corresponding increase to shareholders' equity at September 30, 2003. This adjustment reduces what would otherwise have been an increase of (Euro) (53,2) million to the US GAAP deferred tax liability at September 30, 2003.

B)       RECLASSIFICATIONS

         Subordinated loan from Valtra's parent company (Euro) 74,2 million, presented under Finnish GAAP as a non-current liability, has been reclassified in US GAAP balance sheet from non-current to current liabilities.

         The combined interim financial statements include the financial statements of Valtra Oy and its wholly and over 50% owned subsidiaries as well as four companies which are under common control of KONE and managed and operated by Valtra. Those companies are Valtra USA, Inc, Partek Holding, Inc, Tracfin Holding Oy and Valtra do Brasil Ltda. During 2003, Valtra do Brasil Ltda and Tracfin Holding Oy were sold from Valtra Oy to another KONE company. For the entities sold from Valtra Oy to KONE, but included in the combined financial statements, the sales have been eliminated and the proceeds of (Euro) 43,5 received have been presented as current other non-interest bearing liabilities in Finnish GAAP balance sheet. Under US GAAP, this amount has been reclassified to retained earnings.